UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 8, 2008

FOSTER WHEELER LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda (State or Other Jurisdiction of Incorporation)	001-31305 (Commission File Number)	22-3802649 (IRS Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey (Address of Principal Executive Offices)	08809-4000 (Zip Code)
Registrant’s telephone number, including area code: 908-730-4000
Not applicable (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Executive Officer

On October 8, 2008, Foster Wheeler Energy Limited, or FWEL, an indirect subsidiary of Foster Wheeler Ltd., entered into a Deed of Variation (the “Deed”) amending its November 28, 2002 employment agreement with David Wardlaw, who is employed by FWEL and is also our Vice President, Project Risk Management Group. Except as the context otherwise requires, the terms “Foster Wheeler,” “us,” and “we,” as used herein, include Foster Wheeler Ltd. and its direct and indirect subsidiaries.

The Deed is attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference. The following summary is qualified in its entirety by reference to the attached Deed.

The Deed requires Mr. Wardlaw to keep confidential all information regarding us that he receives during the term of his employment. He has also agreed that, for 24 months following a change of control termination without cause (as defined below) and a change of control resignation with good reason (as defined below), and for 12 months following all other terminations, he will not (i) provide services to certain of our competitors which are the same or similar to services he provided to us or (ii) solicit certain of our employees and customers.

In the event of termination of employment by FWEL without cause, or by Mr. Wardlaw for good reason, Mr. Wardlaw would receive (i) 12 months of his base salary at the rate in effect on the date of termination, (ii) a payment in an amount equal to 100% of his annual short-term incentive compensation at target, paid at the same time as active employees receive their annual incentive payments, (iii) 12 months of continued medical coverage at active employee costs or payment in lieu thereof, and (iv) career transition services in an amount not to exceed $8,000.

If, within 24 months of a “change of control,” as defined in the Deed, FWEL terminates Mr. Wardlaw’s employment other than for cause (a “change of control termination without cause”) or disability, or if Mr. Wardlaw terminates his employment for good reason (a “change of control resignation for good reason”), Mr. Wardlaw would receive (i) 24 months of his base salary at the rate in effect on the date of termination, (ii) two annual payments, each in an in an amount equal to 100% of his annual short-term incentive compensation at target, paid in each of the two years following his termination at the same time as active employees receive their annual incentive payments, (iii) 24 months of continued medical coverage at active employee costs or payment in lieu thereof, and (iv) career transition services in an amount not to exceed $8,000.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Deed of Variation, dated as of October 8, 2008, between Foster Wheeler Energy Limited and David Wardlaw.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER LTD.

DATE: October 14, 2008	By:	/s/ Peter J. Ganz Peter J. Ganz Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Deed of Variation, dated as of October 8, 2008, between Foster Wheeler Energy Limited and David Wardlaw.